Exhibit 99.01

Valero Energy Reports First Quarter 2018 Results

•
Reported net income attributable to Valero stockholders of $469 million, or $1.09 per share, and adjusted net income attributable to Valero stockholders of $431 million, or $1.00 per share, an increase of 47 percent in adjusted per share results compared to the first quarter of 2017.

•	Invested $631 million of capital in the first quarter.

•	Returned $665 million in cash to stockholders through dividends and stock buybacks.

SAN ANTONIO, April 26, 2018 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $469 million, or $1.09 per share, for the first quarter of 2018 compared to $305 million, or $0.68 per share, for the first quarter of 2017. Excluding the special items reflected in the accompanying earnings release tables, first quarter 2018 adjusted net income attributable to Valero stockholders was $431 million, or $1.00 per share, an increase of 47 percent in adjusted per share results compared to the first quarter of 2017.

Refining
The refining segment reported $922 million of operating income for the first quarter of 2018 compared to $640 million for the first quarter of 2017. First quarter 2018 operating income includes a $170 million benefit from the Blender’s Tax Credit and $10 million of expenses primarily related to ongoing repairs at certain of the company’s refineries to address damage resulting from Hurricane Harvey in 2017 and other inclement weather conditions that occurred in the first quarter of 2018. Excluding these special items, operating income was $762 million, an increase of $122 million versus first quarter 2017 driven primarily by higher distillate margins, partly offset by narrower discounts for medium and heavy sour crude oils versus Brent.

Refinery throughput capacity utilization was 94 percent, and throughput volumes averaged 2.9 million barrels per day in the first quarter of 2018, which is 93,000 barrels per day higher than the first quarter of 2017. The company exported a total of 271,000 barrels per day of gasoline and distillate during the first quarter of 2018.

Biofuel blending costs were $206 million in the first quarter of 2018, which is $60 million greater than in the first quarter of 2017, mainly due to higher Renewable Identification Number (RIN) prices.

“We delivered solid results despite a relatively soft first quarter, and we remain optimistic on fundamentals for the balance of the year,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “Our refineries are well-situated to take advantage of discounted heavy sour and domestic sweet crude oils versus Brent and to meet the growing demand for refined products in Latin America.”

Ethanol
The ethanol segment reported $45 million of operating income for the first quarter of 2018 compared to $22 million for the first quarter of 2017. The increase in operating income is attributed primarily to higher distillers grain prices. Ethanol production volumes of 4.1 million gallons per day were in line with the first quarter of 2017.

VLP
The VLP segment, which is composed of Valero Energy Partners LP (the “Partnership”), the company’s majority-owned midstream master limited partnership, reported $84 million of operating income for the first quarter of 2018 compared to $70 million for the first quarter of 2017. The increase in operating income is mostly driven by contributions from the Port Arthur terminal assets and Parkway Pipeline, which the Partnership acquired from Valero in November 2017. These assets were formerly a part of the refining segment.

Corporate and Other
General and administrative expenses were $238 million in the first quarter of 2018 compared to $192 million in the first quarter of 2017. The increase in general and administrative expenses is mainly due to adjustments to our environmental liabilities. Excluding the benefit related to the retroactive Blender’s Tax Credit, the effective tax rate was 22 percent for the first quarter of 2018.

Investing and Financing Activities
Capital investments in the first quarter of 2018 totaled $631 million. Included in this amount is $448 million associated with sustaining the business, such as turnaround, catalyst, and regulatory compliance expenditures, with the balance for growth.

Valero returned $665 million to stockholders in the first quarter, of which $345 million was paid as dividends and the balance was used to purchase 3.5 million shares of its common stock, resulting in a total payout ratio of 57 percent. Net cash provided by operating activities in the first quarter was $138 million. Included in this amount is a $1.1 billion use of cash to fund working capital. Excluding working capital, adjusted net cash provided by operating activities was $1.2 billion.

The company continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2018. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities.

Liquidity and Financial Position
Valero ended the first quarter of 2018 with $9.0 billion of total debt and $4.7 billion of cash and temporary cash investments. The debt to capital ratio, net of $2.0 billion in cash, was 24 percent.

Strategic Update
The company continued to execute its strategy to invest in logistics assets, increase margin capture, and reduce secondary costs. Diamond Pipeline throughput increased in the first quarter, providing the Memphis refinery with additional access to cost-advantaged crude oil grades in Cushing, Oklahoma. Also during the quarter, the company acquired the SemLogistics Milford Haven fuels storage facility in Wales and entered into a joint ownership agreement with Sunrise Pipeline LLC, a subsidiary of Plains All American Pipeline, L.P. (“Plains”), which will give Valero undivided ownership of 100,000 barrels per day of capacity in a pipeline that will connect Midland and Wichita Falls, Texas. Plains will construct and operate the pipeline, the completion of which is scheduled in the first quarter of 2019. Both investments enhance supply flexibility for Valero’s refineries in the United Kingdom and the U.S. Mid-Continent region of the United States, respectively.

“We’re seeing benefits from our Diamond Pipeline investment today, and we look forward to having greater access to Permian Basin crude oils for our U.S. Mid-Continent refineries upon completion of the Sunrise Pipeline expansion next year,” said Gorder.

Construction is progressing on the previously announced Diamond Green Diesel capacity expansion, the Houston and St. Charles alkylation units, the Central Texas pipelines and terminals, and the Pasadena products terminal. These projects remain on track for completion as scheduled.

Additionally, Valero’s Board of Directors approved the construction of a 45 megawatt cogeneration plant at the Pembroke refinery, which is expected to lower its operating expenses and improve supply reliability for power and steam. The $170 million project is expected to be completed in 2020.

The company’s capital investment plans for 2018 remain at $2.7 billion, of which $1.0 billion is for growth projects and $1.7 billion is for sustaining the business.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels and other petrochemical products. Valero, a Fortune 50 company based in San Antonio, Texas, with approximately 10,000 employees, is an independent petroleum refiner and ethanol producer, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 11 ethanol plants with a combined production capacity of 1.45 billion gallons per year. The petroleum refineries are located in the United States (“U.S.”), Canada, and the United Kingdom (“U.K.”), and the ethanol plants are located in the Mid-Continent region of the U.S. In addition, Valero owns the 2 percent general partner interest and a majority limited partner interest in Valero Energy Partners LP (“VLP”), a midstream master limited partnership. Valero sells its products in both the wholesale rack and bulk markets, and approximately 7,400 outlets carry Valero’s brand names in the U.S., Canada, the U.K., and Ireland. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Senior Manager – Investor Relations, 210-345-4574
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “targeting,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q and our other reports filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, adjusted refining operating income, refining margin, ethanol margin, and adjusted net cash provided by operating activities. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (f) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Statement of income data
Revenues	$26,439	$21,772
Cost of sales:
Cost of materials and other (a)	23,756	19,428
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,136	1,124
Depreciation and amortization expense	485	488
Total cost of sales	25,377	21,040
Other operating expenses (c)	10	—
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b) (d)	238	192
Depreciation and amortization expense	13	12
Operating income	801	528
Other income, net (b)	51	26
Interest and debt expense, net of capitalized interest	(121)	(121)
Income before income tax expense	731	433
Income tax expense (e)	149	112
Net income	582	321
Less: Net income attributable to noncontrolling interests (a)	113	16
Net income attributable to Valero Energy Corporation stockholders	$469	$305

Earnings per common share	$1.09	$0.68
Weighted-average common shares outstanding (in millions)	431	448

Earnings per common share – assuming dilution	$1.09	$0.68
Weighted-average common shares outstanding – assuming dilution (in millions)	432	451

Dividends per common share	$0.80	$0.70

See Notes to Earnings Release Tables on Table Page 14.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Three months ended March 31, 2018
Revenues:
Revenues from external customers	$25,561	$877	$—	$1	$26,439
Intersegment revenues	4	46	132	(182)	—
Total revenues	25,565	923	132	(181)	26,439
Cost of sales:
Cost of materials and other (a)	23,188	749	—	(181)	23,756
Operating expenses (excluding depreciation and amortization expense reflected below)	997	111	29	(1)	1,136
Depreciation and amortization expense	448	18	19	—	485
Total cost of sales	24,633	878	48	(182)	25,377
Other operating expenses (c)	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	238	238
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$922	$45	$84	$(250)	$801

Three months ended March 31, 2017
Revenues:
Revenues from external customers	$20,887	$885	$—	$—	$21,772
Intersegment revenues	—	60	106	(166)	—
Total revenues	20,887	945	106	(166)	21,772
Cost of sales:
Cost of materials and other	18,807	787	—	(166)	19,428
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	991	109	24	—	1,124
Depreciation and amortization expense	449	27	12	—	488
Total cost of sales	20,247	923	36	(166)	21,040
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	192	192
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$640	$22	$70	$(204)	$528

See Operating Highlights by Segment beginning on Table Page 7.
See Notes to Earnings Release Tables on Table Page 14.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$469	$305
Exclude:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	90	—
Income tax expense related to the blender’s tax credit	(11)	—
Blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	79	—
Environmental reserve adjustment (d)	(52)	—
Income tax benefit related to the environmental reserve adjustment	11	—
Environmental reserve adjustment, net of taxes	(41)	—
Total adjustments	38	—
Adjusted net income attributable to Valero Energy Corporation stockholders	$431	$305

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$1.09	$0.68
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	0.18	—
Environmental reserve adjustment (d)	(0.09)	—
Total adjustments	0.09	—
Adjusted earnings per common share – assuming dilution	$1.00	$0.68

See Notes to Earnings Release Tables on Table Page 14.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$922	$640
Exclude:
Blender’s tax credit (a)	170	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(997)	(991)
Depreciation and amortization expense	(448)	(449)
Other operating expenses (c)	(10)	—
Refining margin	$2,207	$2,080

Refining operating income	$922	$640
Exclude:
Blender’s tax credit (a)	170	—
Other operating expenses (c)	(10)	—
Adjusted refining operating income	$762	$640

Ethanol segment
Ethanol operating income	$45	$22
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(111)	(109)
Depreciation and amortization expense	(18)	(27)
Ethanol margin	$174	$158

See Notes to Earnings Release Tables on Table Page 14.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (g)
U.S. Gulf Coast region
Refining operating income	$539	$368
Exclude:
Blender’s tax credit (a)	167	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(559)	(577)
Depreciation and amortization expense	(268)	(279)
Other operating expenses (c)	(10)	—
Refining margin	$1,209	$1,224

Refining operating income	$539	$368
Exclude:
Blender’s tax credit (a)	167	—
Other operating expenses (c)	(10)	—
Adjusted refining operating income	$382	$368

U.S. Mid-Continent region
Refining operating income	$203	$106
Exclude:
Blender’s tax credit (a)	2	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(151)	(147)
Depreciation and amortization expense	(66)	(66)
Refining margin	$418	$319

Refining operating income	$203	$106
Exclude: blender’s tax credit (a)	2	—
Adjusted refining operating income	$201	$106

See Notes to Earnings Release Tables on Table Page 14.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (g) (continued)

North Atlantic region
Refining operating income	$161	$197
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(145)	(132)
Depreciation and amortization expense	(53)	(48)
Refining margin	$359	$377

U.S. West Coast region
Refining operating income (loss)	$19	$(31)
Exclude:
Blender’s tax credit (a)	1	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(142)	(135)
Depreciation and amortization expense	(61)	(56)
Refining margin	$221	$160

Refining operating income (loss)	$19	$(31)
Exclude: Blender’s tax credit (a)	1	—
Adjusted refining operating income (loss)	$18	$(31)

See Notes to Earnings Release Tables on Table Page 14.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	482	448
Medium/light sour crude oil	408	455
Sweet crude oil	1,344	1,245
Residuals	222	235
Other feedstocks	119	149
Total feedstocks	2,575	2,532
Blendstocks and other	356	306
Total throughput volumes	2,931	2,838

Yields (thousand barrels per day)
Gasolines and blendstocks	1,401	1,360
Distillates	1,109	1,090
Other products (h)	458	425
Total yields	2,968	2,875

Operating statistics (f) (i)
Refining margin (from Table Page 4)	$2,207	$2,080
Adjusted refining operating income (from Table Page 4)	$762	$640
Throughput volumes (thousand barrels per day)	2,931	2,838

Refining margin per barrel of throughput	$8.36	$8.14
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.78	3.87
Depreciation and amortization expense per barrel of throughput	1.69	1.76
Adjusted refining operating income per barrel of throughput	$2.89	$2.51

See Notes to Earnings Release Tables on Table Page 14.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating statistics (f) (i)
Ethanol margin (from Table Page 4)	$174	$158
Ethanol operating income (from Table Page 2)	$45	$22
Production volumes (thousand gallons per day)	4,113	4,041

Ethanol margin per gallon of production	$0.47	$0.43
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.30	0.30
Depreciation and amortization expense per gallon of production	0.05	0.07
Ethanol operating income per gallon of production	$0.12	$0.06

See Notes to Earnings Release Tables on Table Page 14.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
VLP SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating statistics (i)
Pipeline transportation revenue	$31	$23
Terminaling revenue	99	83
Storage and other revenue	2	—
Total VLP revenues	$132	$106

Pipeline transportation throughput (thousand barrels per day)	1,062	962
Pipeline transportation revenue per barrel of throughput	$0.33	$0.27

Terminaling throughput (thousand barrels per day)	3,396	2,734
Terminaling revenue per barrel of throughput	$0.32	$0.34

See Notes to Earnings Release Tables on Table Page 14.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating statistics by region (g)
U.S. Gulf Coast region (f) (i)
Refining margin (from Table Page 5)	$1,209	$1,224
Adjusted refining operating income (from Table Page 5)	$382	$368
Throughput volumes (thousand barrels per day)	1,726	1,703

Refining margin per barrel of throughput	$7.78	$7.98
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.60	3.75
Depreciation and amortization expense per barrel of throughput	1.72	1.82
Adjusted refining operating income per barrel of throughput	$2.46	$2.41

U.S. Mid-Continent region (f) (i)
Refining margin (from Table Page 5)	$418	$319
Adjusted refining operating income (from Table Page 5)	$201	$106
Throughput volumes (thousand barrels per day)	481	445

Refining margin per barrel of throughput	$9.66	$7.98
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.48	3.68
Depreciation and amortization expense per barrel of throughput	1.53	1.66
Adjusted refining operating income per barrel of throughput	$4.65	$2.64

See Notes to Earnings Release Tables on Table Page 14.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating statistics by region (g) (continued)
North Atlantic region (f) (i)
Refining margin (from Table Page 6)	$359	$377
Refining operating income (from Table Page 6)	$161	$197
Throughput volumes (thousand barrels per day)	458	490

Refining margin per barrel of throughput	$8.70	$8.55
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.52	2.98
Depreciation and amortization expense per barrel of throughput	1.28	1.11
Refining operating income per barrel of throughput	$3.90	$4.46

U.S. West Coast region (f) (i)
Refining margin (from Table Page 6)	$221	$160
Adjusted refining operating income (loss) (from Table Page 6)	$18	$(31)
Throughput volumes (thousand barrels per day)	266	200

Refining margin per barrel of throughput	$9.22	$8.86
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	5.93	7.47
Depreciation and amortization expense per barrel of throughput	2.51	3.10
Adjusted refining operating income (loss) per barrel of throughput	$0.78	$(1.71)

See Notes to Earnings Release Tables on Table Page 14.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2018	2017
Feedstocks (dollars per barrel)
Brent crude oil	$67.16	$54.65
Brent less West Texas Intermediate (WTI) crude oil	4.29	2.82
Brent less Alaska North Slope (ANS) crude oil	0.20	0.82
Brent less Louisiana Light Sweet (LLS) crude oil	1.38	1.13
Brent less Argus Sour Crude Index (ASCI) crude oil	4.88	5.05
Brent less Maya crude oil	9.46	9.93
LLS crude oil	65.78	53.52
LLS less ASCI crude oil	3.50	3.92
LLS less Maya crude oil	8.08	8.80
WTI crude oil	62.87	51.83

Natural gas (dollars per million British Thermal Units)	3.19	2.95

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	7.28	8.78
Ultra-low-sulfur diesel less Brent	13.78	11.12
Propylene less Brent	(6.82)	1.22
CBOB gasoline less LLS	8.66	9.91
Ultra-low-sulfur diesel less LLS	15.16	12.25
Propylene less LLS	(5.44)	2.35
U.S. Mid-Continent:
CBOB gasoline less WTI	13.47	12.71
Ultra-low-sulfur diesel less WTI	19.83	13.99
North Atlantic:
CBOB gasoline less Brent	8.88	8.68
Ultra-low-sulfur diesel less Brent	15.95	12.06
U.S. West Coast:
CARBOB 87 gasoline less ANS	13.27	16.77
CARB diesel less ANS	17.28	14.84
CARBOB 87 gasoline less WTI	17.36	18.77
CARB diesel less WTI	21.37	16.84
New York Harbor corn crush (dollars per gallon)	0.19	0.23

See Notes to Earnings Release Tables on Table Page 14.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	March 31,	December 31,
	2018	2017
Balance sheet data
Current assets	$18,260	$19,312
Cash and temporary cash investments included in current assets	4,658	5,850
Inventories included in current assets	6,555	6,384
Current liabilities	10,752	11,071
Current portion of debt and capital lease obligations included in current liabilities	871	122
Debt and capital lease obligations, less current portion	8,086	8,750
Total debt and capital lease obligations	8,957	8,872
Valero Energy Corporation stockholders’ equity	21,877	21,991

	Three Months Ended March 31,
	2018	2017
Cash flow data
Net cash provided by operating activities	$138	$988

See Notes to Earnings Release Tables on Table Page 14.

Table Page 13

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the three months ended March 31, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized during the three months ended March 31, 2018 because the legislation authorizing the credit was passed and signed into law in February 2018. The $170 million pre-tax benefit is included in the refining segment and includes $80 million attributable to noncontrolling interest and $90 million attributable to Valero Energy Corporation stockholders.

(b)
Effective January 1, 2018, we adopted the provisions of Accounting Standards Update 2017-07, “Compensation—Retirement Benefits (Topic 715),” which resulted in the reclassification of the non-service component of net periodic pension cost and net periodic postretirement benefit cost from operating expenses (excluding depreciation and amortization expense) and general and administrative expenses (excluding depreciation and amortization expense) to “other income, net.” These new provisions are required to be applied retrospectively. Accordingly, for the three months ended March 31, 2017, we reclassified the non-service component out of operating expenses (excluding depreciation and amortization expense) and general and administrative expenses (excluding depreciation and amortization expense) of $7 million and $2 million, respectively, and into “other income, net.”

(c)
Other operating expenses reflects expenses that are not associated with our cost of sales. Other operating expenses for the three months ended March 31, 2018 primarily includes repair costs incurred at certain of our refineries due to damage associated with inclement weather events in 2018 and Hurricane Harvey in 2017.

(d)
General and administrative expenses (excluding depreciation and amortization expense) for the three months ended March 31, 2018 includes a charge of $52 million for an environmental reserve adjustment associated with certain non-operating sites.

(e)
As a result of the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017, the U.S. statutory income tax rate was reduced from 35 percent to 21 percent. Therefore, earnings from our U.S. operations for the three months ended March 31, 2018 are now taxed at 21 percent, resulting in a lower effective tax rate compared to the three months ended March 31, 2017.

(f)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the blender’s tax credit, the environmental reserve adjustment, and their related income tax effect. Because the blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities (see note (a)) and the environmental reserve adjustment is attributable to sites that were shutdown by prior owners and subsequently acquired by us (referred to by us as non-operating sites) (see note (d)), we believe that these items are not indicative of our core operating performance in 2018 and that their exclusion results in an important measure for our ongoing financial performance to better assess our underlying business results and trends.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the blender’s tax credit, operating expenses (excluding depreciation and amortization expense), other operating expenses, and depreciation and amortization expense. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

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VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

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Ethanol margin is defined as ethanol operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the 2017 blender’s tax credit received in 2018 (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

(g)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(h)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(i)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, pipeline transportation throughput volumes, or terminaling throughput volumes for the period, as applicable.

Throughput volumes, production volumes, pipeline transportation throughput volumes, and terminaling throughput volumes are calculated by multiplying throughput volumes per day, production volumes per day, pipeline transportation throughput volumes per day, and terminaling throughput volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period.

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